Exhibit 10.3

GUARANTY AND SUBORDINATION AGREEMENT
THIS GUARANTY AND SUBORDINATION AGREEMENT (as amended, modified, waived, supplemented, extended, restated or replaced from time to time, this “Guaranty”) is made as of August 15, 2025, by CIM REAL ESTATE FINANCE TRUST, INC., a Maryland corporation (“Initial Guarantor”) and CIM COMMERCIAL LENDING REIT, a Maryland statutory trust (“Replacement Guarantor”; prior to the Guarantor Replacement Event pursuant to Section 6.31, “Guarantor” shall mean, individually or collectively, as the context may require, Initial Guarantor and Replacement Guarantor, together with their respective successors and permitted assigns and any other Person that becomes a guarantor under this Guaranty, on a joint and several basis; and, from and after the Guarantor Replacement Event, “Guarantor” shall mean solely Replacement Guarantor, together with its successors and permitted assigns and any other Person that becomes a guarantor under this Guaranty, on a joint and several basis), for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as buyer under the Repurchase Agreement (in such capacity, together with its successors and assigns, “Buyer”).
RECITALS:
WHEREAS, under and subject to the terms of the Master Repurchase and Securities Contract, dated as of August 15, 2025 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”), by and between CLR RE Lending Sub WF, LLC, a Delaware limited liability company, as seller (together with its successors and permitted assigns and any other Person that becomes a seller under the Repurchase Agreement, “Seller”), and Buyer, as buyer, Seller may sell and Buyer may purchase certain Assets with a simultaneous agreement by such Seller to repurchase those assets;
WHEREAS, Initial Guarantor and Replacement Guarantor, in the aggregate, indirectly own 100% of the Capital Stock of Seller;
WHEREAS, Guarantor will benefit directly or indirectly from the transactions contemplated under the Repurchase Agreement; and
WHEREAS, Buyer is unwilling to enter into the Repurchase Documents or the transactions contemplated thereby without the benefit of this Guaranty.
NOW, THEREFORE, based upon the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, intending to be legally bound, hereby agrees as follows:

ARTICLE 1.
DEFINITIONS

Section 1.01Definitions.
(a)Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Repurchase Agreement or in the UCC (as defined in the Repurchase Agreement).
(b)As used in this Guaranty and the schedules, exhibits, annexes or other attachments hereto, unless the context requires a different meaning, the following terms shall have the following meanings:
“Cash and Cash Equivalents”: Any of the following: (a) cash, (b) fully federally insured demand deposits and (c) securities with maturities of thirty (30) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, in all cases, other than restricted cash.
“Capital Commitments”: means, as of any date of determination, the amount (without duplication) of any uncalled, unfunded and unencumbered (except for encumbrances in respect of customary pledges of capital commitments in support of a subscription credit facility) capital commitments of the limited partners, members or other investors of Guarantor that are readily available to be called as of right by Guarantor without condition (other than customary conditions such as notice requirements).
“EBITDA”: means, for any period, with respect to any Person and its consolidated Subsidiaries, an amount equal to the Net Income of such Person, plus the sum of (a) the amount of depreciation and amortization expense deducted in determining Net Income for such fiscal quarter, (b) the amount of Interest Expense deducted in determining Net Income for such fiscal quarter, (c) the sum of federal, state, local and foreign income taxes accrued or paid in cash during such fiscal quarter, and (d) the amount of any extraordinary or non-recurring items reducing Net Income for such period.
“Financial Indebtedness”: With respect to any Person, without duplication (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Financial Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Financial Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-

back agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Recourse Indebtedness of such Person; (i) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (j) Capital Lease Obligations of such Person; and (k) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement.
“Guarantor Claims”: Defined in Section 6.24(a).
“Guarantor Indebtedness”: Any and all Indebtedness of Seller, Pledgor or any other Person specified under the Repurchase Documents to Buyer, the Indemnified Persons and any other Person specified under the Repurchase Documents in connection with the Repurchase Documents, including, but not limited to, the aggregate Repurchase Price outstanding, the aggregate Price Differential outstanding, all other Repurchase Obligations outstanding, amounts owed by Guarantor pursuant to Section 5.01 hereof, and amounts that would be owed by Seller, Pledgor or any other Person specified under the Repurchase Documents to Buyer or any Indemnified Person irrespective of whether a claim for such amounts is enforceable, allowed or allowable, including due to any Insolvency Event of Seller, Pledgor or any other Person specified under the Repurchase Documents, in each case of such Guarantor Indebtedness, howsoever created, arising, incurred, acquired or evidenced, whether existing now or arising hereafter, as such Guarantor Indebtedness may be amended, modified, extended, renewed or replaced from time to time.
“Guarantor Liabilities”: Defined in Section 2.01(a).
“Guarantor Recourse Liabilities”: Any and all obligations and liabilities set forth in subparagraphs (a) and (b) below:
(a)Any and all Losses incurred by Buyer arising out of or relating to any of the following (in each case, without regard to the Guaranty Limit): (i) any fraud, intentional and material misrepresentation or willful misconduct by any Repurchase Party relating to, arising out of or in connection with the execution, delivery, consummation, administration and/or performance of the Repurchase Documents, the Mortgage Loan Documents, the Transactions, the Purchased Assets or the Pledged Collateral; (ii) (A) a past, present or future violation or alleged violation of any Environmental Law in connection with any property leased or owned by any Repurchase Party or any Underlying Mortgaged Property by any Person or other source, (B) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any property leased or owned by any Repurchase Party or any Underlying Mortgaged Property, (C) the failure to timely perform any Remedial Work with respect to any property leased or owned by any Repurchase Party or any Underlying Mortgaged Property, (D) any past, present or future activity by any Person or other source, whether such Person or source is related or unrelated to any Repurchase Party or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any property leased or owned by any Repurchase Party or any Underlying Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any property leased or owned by any Repurchase Party or any Underlying Mortgaged Property, (E) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any property leased or owned by any Repurchase Party or any Underlying Mortgaged Property by any Person or other source, whether related or unrelated to any Repurchase Party or any Underlying Obligor, (F) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any property leased or owned by any Repurchase Party or any Underlying Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (G) any misrepresentation, in any material respect, or failure to perform in any material respect, any obligations pursuant to any Repurchase Document or Mortgage Loan Document relating to environmental matters in any way; (iii) any misappropriation or conversion by any Repurchase Party of Income, any other amounts payable with respect to the Purchased Assets or the Pledged Collateral, any amounts that are required to be deposited into the Waterfall Account or any other amounts payable to Buyer in violation of the Repurchase Documents; (iv) any Material Action taken by Seller in violation of Article 17 of the Repurchase Agreement; (v) Seller’s failure to obtain Buyer’s prior written consent to any voluntary or involuntary Lien on any Purchased Asset or Pledged Collateral (in each case, other than Permitted Liens) in violation of the Repurchase Documents; (vi) any Repurchase Party, or any Person which Controls any Repurchase Party, objecting or opposing (A) Buyer seeking relief from the automatic stay under the Bankruptcy Code or Buyer’s position that the automatic stay under the Bankruptcy Code is inapplicable due to one or more safe harbor provisions under the Bankruptcy Code, (B) Buyer taking any action to foreclose on the Pledged Collateral or any Purchased Assets after the occurrence and during the continuance of an Event of Default or Buyer taking control of any account, including the Waterfall Account or Servicer Account, or (C) Buyer taking any other remedial action permitted under the Repurchase Documents or Requirements of Law; (vii) any Repurchase Party, or any Person which Controls any Repurchase Party, asserts any position that, or any court of competent jurisdiction holding that, (A) any transaction under the Repurchase Documents or any Transaction is or constitutes a fraudulent conveyance or is otherwise voidable under any applicable Insolvency Law or (B) any transfer of a Purchased Asset from an Affiliate of Seller to Seller was not a true sale or true contribution of the Purchased Asset to Seller and such Purchased Asset is deemed to be property of the transferee’s estate under Section 541 of the Bankruptcy Code or such Purchased Asset or any collections thereof are subject to the automatic stay under the Bankruptcy Code; (viii) Seller’s or Servicer’s which Servicer is an Affiliate of Seller (“Affiliated Servicer”) failure to hold and/or disburse any escrow or reserve funds related to the Purchased Assets in accordance with the terms of the Mortgage Loan Documents, Requirements of Law and the Repurchase Documents, Seller’s or an Affiliated Servicer’s failure to deposit into the Servicer Account any escrow or reserve funds related to the Purchased Assets within two (2) Business Days of the date any such funds become Income, or Seller or an Affiliated Servicer’s failure to turn over to Buyer or its designee all such escrow and reserve funds related to the Purchased Assets within two (2) Business Days of the termination or non-renewal of such Affiliated Servicer as Servicer under the Servicing Agreement or the occurrence of a Servicer Event of Default or Event of Default; (ix) any pledge of any Purchased Asset or the Pledged Collateral is invalid, unenforceable, nonbinding or otherwise not in effect and/or Buyer is prevented or prohibited from exercising its remedies under the Repurchase Documents or Requirements of Law; (x) [reserved]; or (xi) any action taken by any Repurchase Party to frustrate, hinder, delay or inhibit Buyer’s exercise of any rights or remedies under the Repurchase Documents or Requirements of Law, other than, with respect to this clause (a)(xi) only, (A) to the extent Buyer is exercising a right or remedy after declaring that an Event of Default occurred, a Repurchase Party’s assertion in good faith of a defense that no Event of Default exists or satisfaction of the Repurchase Obligations in full and (B) any such actions taken by a Repurchase Party in a judicial proceeding with respect to which such Repurchase Party is adjudicated by a court of competent jurisdiction to be the prevailing party pursuant to a final, non-appealable judgment.
(b)The full amount of the Guarantor Indebtedness (for the avoidance of doubt, without regard to the Guaranty Limit) in the event of (i) any Repurchase Party’s failure to obtain Buyer’s prior written consent to any assignment or delegation of any Repurchase Party’s rights or obligations under any Repurchase Document in violation of the terms thereof; (ii) any sale, transfer, pledge of or Lien on any Purchased Assets or Pledged Collateral (in each case whether voluntary or involuntary) in violation of the terms of the Repurchase Documents; (iii) any material violation of Article 9 of the Repurchase Agreement and such violation results in substantive consolidation of Seller with another entity; (iv) any Repurchase Party filing a voluntary case under any applicable Insolvency Law now or hereafter in effect by or against any Repurchase Party or involving the Pledged Collateral or any Purchased Assets; (v) the filing of a decree or order of relief by a court having jurisdiction in the premises with respect to any Repurchase Party or any substantial part of its assets or property, the Pledged Collateral or any Purchased Assets under any applicable Insolvency Law now or hereafter in effect, or appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, the Pledged Collateral or any Purchased Assets, or ordering the winding–up or liquidation of any Repurchase Party’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days; (vi) any Person which Controls any Repurchase Party filing, or joining in the filing of, any involuntary petition against any Repurchase Party under any applicable Insolvency Law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against any Repurchase Party; (vii) any Repurchase Party filing an answer consenting to, otherwise acquiescing in, or joining in, any involuntary petition filed against it by any Person under any applicable Insolvency Law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against any Repurchase Party; (viii) any Repurchase Party, or any Person which Controls any Repurchase Party, consenting to, acquiescing in, or joining in, an application for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for any Repurchase Party, the Pledged Collateral or any Purchased Assets; or (ix) any Repurchase Party making any general assignment for the benefit of creditors or admitting in writing its insolvency or inability to pay its debts as they become due, which admission is used as evidence of any Repurchase Party’s insolvency in connection with an involuntary petition filed against any Repurchase Party.
“Guaranty Limit”: With respect to Guarantor Indebtedness only (and not Guarantor Recourse Liabilities), twenty-five (25%) percent (or such other percentage as may be agreed to by Seller, Guarantor and Buyer on a case-by-case basis in the related Confirmation with respect to any particular Purchased Asset) of the aggregate outstanding Repurchase Price of all Purchased Assets, measured at (x) if Buyer has not yet declared an Accelerated Repurchase Date or an Accelerated Repurchase Date has not automatically occurred, the time the Guarantor Indebtedness became due and payable, or (y) if Buyer has declared an Accelerated Repurchase Date or an Accelerated Repurchase Date automatically occurs, the time Buyer exercises such remedy. For the avoidance of doubt, the Guaranty Limit does not apply to any costs and expenses that may be incurred under this Guaranty (including under Section 5.01), nor to any indemnification obligations under this Guaranty.
“Guarantor Replacement Event”: Defined in Section 6.31.
“Interest Expense”: means, for any Test Period, with respect to any Person and its consolidated Subsidiaries, the amount of total interest expense (including capitalized and accruing interest) incurred by such Person during such period.
“Liquidity”: With respect to any Person, as of any date of determination, the sum of Unrestricted Cash (which shall include, solely for the purposes of this definition, [(i)] Capital Commitments, net of amounts outstanding under any subscription credit facility secured by such Capital Commitments, and (ii) amounts immediately available for draw by such Person under any unsecured line of credit) and (iii) Cash and Cash Equivalents held by such Person and its Consolidated Subsidiaries as of such date.
“Losses”: Any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, out-of-pocket losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable legal fees and other costs of defense or enforcement); provided, that, the foregoing shall only include consequential damages resulting from a party seeking indemnification of such damages and has paid or is required to pay to a third party such measure of damages other than as a result of its own willful misconduct, gross negligence or fraud.
“Net Income”: With respect to any Person, including such Person’s Consolidated Subsidiaries, for any fiscal quarter, the net income of such Person and such Consolidated Subsidiaries for such period as determined in accordance with GAAP.

“Recourse Indebtedness”: With respect to any Person on any date, without duplication, the indebtedness of such Person (and its Subsidiaries) for which such Person is subject to recourse for payment as obligor or guarantor (excluding obligations arising by reason of customary recourse carve-outs under a non-recourse instrument, including, but not limited to, fraud, misappropriation and misapplication, and environmental indemnities).
“Required Liquidity Amount”: An amount equal to the lower of (A) Fifty Million Dollars ($50,000,000) and (B) the greater of (I) Ten Million Dollars ($10,000,000) and (II) five percent (5%) of Guarantor’s Recourse Indebtedness.
“Tangible Net Worth”: With respect to any Person and any date, the tangible net worth of such Person and its Consolidated Subsidiaries determined on a consolidated basis for such period as determined in accordance with GAAP.
“Total Equity” means, with respect to any Person as of any date, such Person’s total equity as of such date, as shown on such Person’s consolidated financial statements prepared in accordance with GAAP.
“Total Indebtedness”: With respect to any Person and any date, determined without duplication on a consolidated basis, all amounts of Financial Indebtedness of such Person plus the proportionate share of such Person of all Financial Indebtedness of unconsolidated Affiliates of such Person in which such Person is an investor, on or as of such date.
Section 1.02Interpretive Provisions. The interpretive provisions of Section 2.02 of the Repurchase Agreement are incorporated herein, mutatis mutandis.
ARTICLE 2.
GUARANTY OF PAYMENT AND PERFORMANCE SECTION

Section 2.01    Guaranty.

(a)Guarantor hereby absolutely, primarily, unconditionally and irrevocably guarantees to Buyer, as primary obligor, as guarantor of payment and performance and not as surety or guarantor of collection and as and for its own debt, until the final and indefeasible payment in full thereof, subject to the terms of this Section 2.01, (i) the payment, when due, by maturity, mandatory prepayment, acceleration or otherwise, of the Guarantor Indebtedness, (ii) the Guarantor Recourse Liabilities and (iii) the full and timely performance of, and compliance with, each and every duty, agreement, undertaking, indemnity, obligation and liability of Seller and Pledgor under the Repurchase Documents strictly in accordance with the terms thereof, (clauses (i), (ii) and (iii) above, collectively, the “Guarantor Obligations” and, together with the Guarantor Indebtedness, the “Guarantor Liabilities”), in each case, however created, arising, incurred, acquired or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, joint, several or joint and several, and whether now or hereafter existing or due or to become due, as the foregoing are amended, modified, extended, renewed or replaced from time to time, provided, that Guarantor shall not be obligated for the amount of any Guarantor Indebtedness under clause (i) or clause (iii) in excess of the Guaranty Limit.
(b)All payments by Guarantor under this Guaranty shall be in immediately available Dollars and without deduction, defense (other than the indefeasible payment in full), set off or non-compulsory counterclaim. Any amounts not paid when due shall accrue interest at the Default Rate. Notwithstanding any provision to the contrary contained herein or in any of the other Repurchase Documents, the obligations of Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any Requirements of Law of any state.
Section 2.02    Release of Collateral, Parties Liable, etc. Guarantor agrees that (a) any or all of the Purchased Assets, the Pledged Collateral and other collateral, security and property now or hereafter held for the Guaranty or the Guarantor Liabilities may be released, waived, exchanged, terminated, modified, sold, assigned, hypothecated, participated, pledged, compromised, surrendered or otherwise transferred or disposed of from time to time in accordance with the terms and conditions of the Repurchase Documents and/or Requirements of Law, (b) except as expressly set forth in the Repurchase Documents, Buyer shall have no obligation to protect, perfect, secure, enforce, release, exchange or insure any Purchased Asset, the Pledged Collateral or any collateral, security, property, Liens, interests or encumbrances now or hereafter held for the Guaranty or the Guarantor Liabilities or the properties subject thereto, (c) the time, place, manner or terms of payment of the Guarantor Liabilities may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed, increased, altered or accelerated, in whole or in part, (d) Buyer may take any action in the exercise of any right, power, remedy or privilege under the Repurchase Documents or Requirements of Law or waive or refrain from exercising any of the foregoing, (e) any of the provisions of the Repurchase Agreement and the other Repurchase Documents and the Guarantor Liabilities may be modified, amended, waived, supplemented, replaced or restated from time to time, (f) any party liable for the payment of the Repurchase Obligations or the Guarantor Liabilities, including, without limitation, other guarantors, may be granted indulgences, released or substituted, (g) any deposit balance for the credit of Seller or any other party liable for the payment of the Guarantor Liabilities, including, without limitation, other guarantors (including Initial Guarantor in connection with Section 6.31), or liable upon any security therefor, may be released, in whole or in part, at, before and/or after the stated, extended or accelerated maturity of the Guarantor Liabilities and (h) Buyer may apply any sums by whomever paid or however realized to any amounts owing by Guarantor, Seller, Pledgor or any other Person for the Repurchase Obligations or the Guarantor Liabilities in such manner as Buyer may determine in its discretion, subject to the terms of the Repurchase Documents, all of the foregoing in clauses (a) through (h) without notice to or further assent by Guarantor, who shall remain bound with respect to payment of the Guarantor Liabilities subject to and in accordance with the provisions of this Guaranty, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence, release or other act.

Section 2.03    Waiver of Rights. Guarantor expressly waives: (a) notice of acceptance of this Guaranty by Buyer and all extensions of credit, loans or advances to or purchases from Seller by Buyer; (b) diligence, presentment and demand for payment of any of the Guarantor Liabilities; (c) protest and notice of dishonor or of default to Guarantor or to any other party with respect to the Guarantor Liabilities or with respect to any collateral, security or property therefor; (d) notice of Buyer obtaining, amending, substituting for, releasing, waiving, modifying, increasing, extending, replacing or restating all or any portion of the Guarantor Liabilities, the Repurchase Agreement, any other Repurchase Document, the Pledged Collateral, other guarantees or any Lien now or hereafter securing the Guarantor Liabilities or the Guaranty, or Buyer subordinating, compromising, discharging, terminating or releasing such Liens; (e) notice of the execution and delivery by Seller, Pledgor, Buyer or any other Person of any other loan, purchase, credit or security agreement or document or of Seller’s or such other Person’s execution and delivery of any promissory notes or other documents arising under or in connection with the Repurchase Documents or in connection with any purchase of Seller’s or such other Person’s property or assets; (f) notice of the occurrence of any breach by Seller, Pledgor or any other Person of the Repurchase Documents or the occurrence of any Event of Default; (g) notice of Buyer’s transfer, disposition, assignment, sale, pledge or participation of the Guarantor Liabilities, the Purchased Assets, the Pledged Collateral, the Repurchase Documents, the Mortgage Loan Documents, or any collateral, security or property for the Guaranty or the Guarantor Liabilities or any portion of the foregoing; (h) notice of the sale or foreclosure (or posting or advertising for sale or foreclosure) of all or any portion of any Purchased Asset, the Pledged Collateral or any collateral, security or property for the Guaranty or the Guarantor Liabilities; (i) notice of the protest, proof of non–payment or default by Seller, Pledgor or any other Person (except any applicable notices expressly required to be given under the Repurchase Documents to Seller, Pledgor or Guarantor); (j) notice of any other action at any time taken or omitted by Buyer, and, generally, all demands and notices of every kind in connection with this Guaranty, the Repurchase Documents, the Guarantor Liabilities, the Purchased Assets, the Pledged Collateral, any collateral, security or property for the Guaranty or the Guarantor Liabilities, the Mortgage Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranty or the Guarantor Liabilities and the obligations hereby guaranteed; (k) all other notices to which Guarantor might otherwise be entitled; (l) any right to assert against Buyer, as a defense, counterclaim (other than any compulsory counterclaim), set–off or cross–claim, any defense (legal or equitable), disability, set–off, counterclaim or claim of any kind or nature whatsoever or any other circumstance which might otherwise constitute a defense (other than payment in full of the Guarantor Liabilities) that Guarantor, Seller, Pledgor or any other Person may now or hereafter have against Buyer, Seller, Pledgor or any other Person, but such waiver shall not prevent Guarantor from asserting against Buyer in a separate action, any claim, action, cause of action or demand that Guarantor might have, whether or not arising out of this Guaranty; (m) to the fullest extent permitted by Requirements of Law, the right (if any) to revoke this Guaranty as to any future Guarantor Liabilities; and (n) any right at any time to insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise effect the performance by Guarantor of the Guarantor Liabilities or the enforcement by Buyer of the Guarantor Liabilities or this Guaranty. It shall not be necessary for Buyer (and Guarantor hereby waives any rights which Guarantor may have to require Buyer), in order to enforce the obligations of Guarantor hereunder, to (i) institute suit, enforce its rights or exhaust its remedies against Seller, Pledgor, other Persons liable on the Guarantor Liabilities, the Underlying Obligors or any other Person, (ii) enforce Buyer’s rights or exhaust its remedies under or with respect to the Mortgage Loan Documents and the collateral and property secured thereby, the Purchased Assets, the Pledged Collateral or any collateral, security or property which shall ever have been given to secure the Repurchase Documents or the Guarantor Liabilities, (iii) enforce Buyer’s rights against any other guarantors of the Guarantor Liabilities, (iv) join Seller, Pledgor, other Persons liable on the Guarantor Liabilities or any other Person in any action seeking to enforce this Guaranty, (v) mitigate damages, take any other action to reduce, collect or enforce the Guarantor Liabilities or to pursue or refrain from pursuing any right or remedy which might benefit Guarantor or (vi) resort to any other means of obtaining payment of the Guarantor Liabilities. Notwithstanding anything herein to the contrary, Buyer hereby acknowledges and agrees that Guarantor does not waive (A) any obligation of Buyer to demand payment of any Guarantor Liabilities required to be given to Guarantor herein, (B) the right to assert any compulsory counterclaim, (C) any right of Seller, Pledgor or Guarantor to assert any direct claim against Buyer pursuant to a separate legal action, or (D) any defense of indefeasible payment in full or performance in full of the Guarantor Liabilities.

Section 2.04    Validity of Guaranty. The validity of this Guaranty, the obligations of Guarantor hereunder and Buyer’s rights and remedies for the enforcement of the foregoing shall in no way be terminated, abated, reduced, released, modified, changed, compromised, discharged, diminished, affected, limited or impaired in any manner whatsoever by the happening from time to time of any occurrence, condition, circumstance, event, action or omission of any kind whatsoever, including, without limitation, any of the following (and for the benefit of Buyer and Buyer’s successors and/or permitted assigns), Guarantor hereby waives any common law, equitable, statutory, constitutional, regulatory or other rights (including rights to notice except any applicable notices expressly required to be given under this Guaranty to Guarantor), defenses (legal and equitable) (other than indefeasible payment in full or performance in full, in each case, with respect to the obligation in question), set off, counterclaims (other than any compulsory counterclaim) and cross-claims (other than any compulsory cross-claim) which the Guarantor might now or hereafter have to the validity of this Guaranty and the obligations of the Guarantor hereunder as a result of or in connection with any of the following, but such waiver shall not prevent Guarantor from asserting against Buyer in a separate action any claim, action, cause of action or demand that Guarantor might have, whether or not arising under this Guaranty:

(a)Buyer’s assertion or non–assertion or election of any of the rights or remedies available to Buyer pursuant to the provisions of the Repurchase Documents, the Mortgage Loan Documents or pursuant to any Requirements of Law and the impairment or elimination of Guarantor’s rights of subrogation, reimbursement, contribution or indemnity against Seller, Pledgor or any other Person;
(b)the waiver by Buyer of, or the failure of Buyer to enforce, or the lack of diligence by Buyer in connection with, the enforcement of any of its rights or remedies under the Repurchase Documents, the Mortgage Loan Documents, the Purchased Assets, the Pledged Collateral or any collateral, security or property for the Guaranty or the Guarantor Liabilities; (c) the granting by Buyer of (or failure by Buyer to grant) any indulgence, forbearance, adjustment, compromise, consent, approval, waiver or extension of time in connection with the terms and conditions of the Repurchase Documents (other than the grant of any of the foregoing by Buyer pursuant to this Guaranty); (d) the exercise by Buyer of or failure to exercise any so–called self–help remedies; (e) any occurrence, condition, circumstance event, action or omission that might in any manner or to any extent vary, alter, increase, extend or continue the risk to Guarantor or might otherwise operate as a discharge or release of Guarantor under Requirements of Law; (f) any full or partial release or discharge of or accord and satisfaction with respect to liability for the Guarantor Liabilities, or any part thereof, of Seller, Guarantor, Pledgor, any co–Guarantor or any other Person (other than any written release, written discharge or written accord and satisfaction where such release, discharge or accord and satisfaction was explicitly agreed to, and entered into by Buyer with or expressly for the benefit of Guarantor or as otherwise expressly required under the Repurchase Documents with respect to any such Person or the Guarantor Liabilities) now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guarantor Liabilities, or any part thereof; (g) the impairment, modification, change, release, discharge, limitation of the liability or insolvency of Seller, Guarantor, Pledgor, any Underlying Obligor or any other Person liable for or obligated on the Guarantor Liabilities, or any of their estates in bankruptcy resulting from or pursuant to the bankruptcy or insolvency of any of the foregoing or the application of the Insolvency Laws or of any decision of any court of the United States or any state thereof or of any foreign jurisdiction relating to such bankruptcy or insolvency or Seller, Pledgor, Guarantor or any other Person liable for or obligated on the Guarantor Liabilities ceasing to be liable for all or any portion of the Guarantor Liabilities other than in accordance with the Repurchase Documents; (h) any present or future Requirements of Law or order of any Governmental Authority (de jure or de facto) purporting to reduce, amend or otherwise affect the Guarantor Liabilities or to vary any terms of payment, satisfaction or discharge thereof other than any court order by a court of competent jurisdiction with respect thereto; (i) the waiver, compromise, settlement, release, extension, amendment, change, modification, substitution, replacement, reduction, increase, alteration, rearrangement, renewal or termination of the terms of the Guarantor Liabilities, the Repurchase Documents, the Purchased Assets, the Pledged Collateral, any collateral, security or property for the Guaranty or the Guarantor Liabilities, the Mortgage Loan Documents, any or all of the obligations, covenants or agreements of Seller, Pledgor, the Underlying Obligors or any other Person under the Repurchase Documents or Mortgage Loan Documents (except by satisfaction in full of all Guarantor Liabilities) or of any Guarantor under this Guaranty and/or any failure of Buyer to notify any Guarantor of any of the foregoing (except for any notices required to be given under the Repurchase Documents to Guarantor); (j) the extension of the time for satisfaction, discharge or payment of the Guarantor Liabilities or any part thereof owing or payable by Seller or any other Person under the Repurchase Documents or of the time for performance of any other obligations, covenants or agreements under or arising out of this Guaranty or the extension or renewal of any thereof; (k) any existing or future offset, non-compulsory counterclaim, cross-claim or defense (other than payment in full of the Guarantor Liabilities) of Seller or any other Person against Buyer or against payment of the Guarantor Liabilities, whether such offset, claim or defense arises in connection with the Guarantor Liabilities (or the transactions creating same) or otherwise but such waiver shall not prevent Seller, Pledgor or Guarantor from asserting against Buyer in a separate action any claim, action, cause of action or demand that Seller, Pledgor or Guarantor might have, whether or not arising under any of the Repurchase Documents; (l) the taking or acceptance or refusal to take or accept or the existence of any other guaranty of or collateral, security or property for the Guarantor Liabilities in favor of Buyer, any other Indemnified Person or any other Person specified in the Repurchase Documents or the enforcement or attempted enforcement of such other guaranty, collateral, security or property; (m) any sale, lease, sublease or transfer of or Lien on all or a portion of the assets or property of Seller, Pledgor or Guarantor, or any changes in the shareholders, partners or members of Seller, Pledgor or Guarantor, or any reorganization, consolidation or merger of Seller, Pledgor or Guarantor, or any Division of Seller, Pledgor or Guarantor; (n) the invalidity, illegality, insufficiency or unenforceability of all or any part of the Guarantor Liabilities, the Repurchase Documents, the Purchased Assets, the Pledged Collateral, any collateral, security or property for the Repurchase Documents or the Guarantor Liabilities, the Mortgage Loan Documents or any document or agreement executed in connection with the foregoing, for any reason whatsoever, including, without limitation, the fact that (1) the Guarantor Liabilities, or any part thereof, exceeds the amount permitted by Requirements of Law or violates usury laws or exceeds the Repurchase Obligations, (2) the act of creating the Guarantor Liabilities, the Assets, the Purchased Assets, the Pledged Collateral, the Repurchase Documents, any collateral, security or property for the Guaranty or the Guarantor Liabilities or any part of the foregoing is ultra vires, (3) the officers or representatives executing the Mortgage Loan Documents or Repurchase Documents or otherwise creating the Guarantor Liabilities, the Assets, the Purchased Assets, the Pledged Collateral or any collateral, security or property for the Guaranty or the Guarantor Liabilities acted in excess of their authority, (4) Seller, Pledgor, any Underlying Obligor or any other Person has valid defenses (other than after the Closing Date and to the extent applicable, the indefeasible payment in full or performance in full, in each case, with respect to the obligation in question), claims or offsets (whether at law, in equity or by agreement) which render the Guarantor Liabilities wholly or partially uncollectible, (5) the creation, performance or repayment of the Guarantor Liabilities, the Assets, the Purchased Assets, the Pledged Collateral or any collateral, security or property for the Guaranty or the Guarantor Liabilities (or the execution, delivery and performance of any Repurchase Document, Mortgage Loan Document or document or instrument representing part of the Guarantor Liabilities, the Assets, the Purchased Assets, the Pledged Collateral, any collateral, security or property for the Guaranty or the Guarantor Liabilities or executed in connection with the Guarantor Liabilities, the Assets, the Purchased Assets, the Pledged Collateral or any collateral, security or property for the Guaranty or the Guarantor Liabilities, or given to secure the repayment of the Guarantor Liabilities, the Assets or the other Purchased Assets) is illegal, uncollectible or unenforceable or (6) any Mortgage Loan Document, any Repurchase Document or any other document, agreement or instrument has been forged or otherwise is irregular or not genuine or authentic; (o) any release, waiver, termination, sale, pledge, participation, transfer, surrender, exchange, subordination, deterioration, waste, loss, diminution or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of the Purchased Assets, the Pledged Collateral or any collateral, security or property at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranty or the Guarantor Liabilities; (p) the failure of Buyer or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of the Purchased Assets, the Pledged Collateral or any other collateral, security or property for the Guaranty or the Guarantor Liabilities, including, but not limited to, any neglect, delay, omission, failure or refusal of Buyer (1) to take or prosecute any action for the collection of any of the Guarantor Liabilities, the Pledged Collateral, any Purchased Asset or any collateral, security or property for the Guaranty or the Guarantor Liabilities, (2) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose, upon any Purchased Asset, the Pledged Collateral or any security, collateral or property for the Guaranty or Guarantor Liabilities, or (3) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guarantor Liabilities; (q) the existence, value, or condition of the Purchased Assets, the Pledged Collateral or any collateral, security, property or Lien securing the Repurchase Documents or the Guarantor Liabilities, or the fact that the Purchased Assets, the Pledged Collateral or any collateral, security, property or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranty or the Guarantor Liabilities, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable, invalid, insufficient, illegal or subordinate to any other Lien or Buyer’s actions or omissions in respect to any of the foregoing; (r) any payment by Seller or any other Person to Buyer is held to constitute a preference under Insolvency Laws, or for any reason Buyer is required to refund such payment or pay such amount to such Seller or other Person; (s) any benefit of the statute of limitations affecting Guarantor’s liability under this Guaranty or the enforcement thereof and any act which may defer, delay or accelerate the operation of any statute of limitations applicable to the Guarantor Liabilities or (t) any event (other than after the Closing Date and to the extent applicable, the indefeasible payment in full or performance in full, in each case, with respect to the obligation in question), action or other circumstance that would, in the absence of this Section 2.04, result in the full or partial, legal or equitable, release, discharge, defense of guaranty or surety or relief of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement, in each case, whether or not such event or action increases the likelihood that Guarantor will be required to pay the Guarantor Liabilities pursuant to the terms hereof or thereof and whether or not such event or action prejudices Guarantor, it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guarantor Liabilities when due, notwithstanding any occurrence, condition, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly or expressly described herein, which obligation shall be deemed satisfied only upon the full and final indefeasible payment and satisfaction of the Guarantor Liabilities.
Section 2.05    Primary Liability of the Guarantor. Without limiting the foregoing provisions, Guarantor agrees that this Guaranty may be enforced by Buyer without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any of the Repurchase Documents, the Purchased Assets, the Pledged Collateral or any collateral, security or property now or hereafter securing the Repurchase Documents or the Guarantor Liabilities or otherwise, and Guarantor hereby waives the right to require Buyer to proceed against Seller, Pledgor, any Underlying Obligor or any other Person (including a co–Guarantor) or to require Buyer to pursue any other remedy or enforce any other right. Guarantor further agrees that Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever against any Person, or any right of recourse to the Purchased Assets, the Pledged Collateral or any collateral, security or property for the Guaranty or the Guarantor Liabilities, so long as any such Guarantor Liabilities remain outstanding. Guarantor further agrees that nothing contained herein shall prevent Buyer from suing on the Repurchase Agreement or any of the other Repurchase Documents or foreclosing (whether by judicial or non-judicial foreclosure or enforcement) its security interest in or Lien on any Purchased Asset, the Pledged Collateral or any collateral, security or property now or hereafter securing the Repurchase Documents or the Guarantor Liabilities or from exercising any other rights or remedies available to it under Requirements of Law, the Repurchase Agreement or any of the other Repurchase Documents or any other instrument of security in accordance with the terms thereof if none of Seller, Pledgor or Guarantor, as applicable, timely perform their respective obligations thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of Guarantor’s obligations hereunder; it being the purpose and intent of Guarantor that Guarantor’s obligations hereunder shall be absolute, unlimited, independent and unconditional under any and all circumstances. Guarantor agrees that any release by Buyer of Seller, Pledgor or any co-Guarantor or with respect to the Purchased Assets, the Pledged Collateral or any other collateral, security or property now or hereafter securing the Repurchase Documents shall not release Guarantor or affect the Guarantor Liabilities. Guarantor further agrees that Buyer is under no obligation to marshal any property or assets of Seller, Pledgor or any co-Guarantor in favor of Guarantor or against or in payment of the Guarantor Liabilities. Buyer may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Buyer shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any obligor for Guarantor Obligations, whether because of any Requirements of Law pertaining to “election of remedies” or otherwise, Guarantor hereby consents to such action by Buyer and waives any claim based upon such action, even if such action by Buyer shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Buyer. Any election of remedies which results in the denial or impairment of the right of Buyer to seek a deficiency judgment against any obligor for Guarantor Obligations shall not impair Guarantor’s obligation to pay the full amount of the Guarantor Obligations. Guarantor recognizes, acknowledges and agrees that Guarantor may be required to pay the Guarantor Liabilities in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guarantor Liabilities, or that Buyer will look to other parties to pay or perform the Guarantor Liabilities. Guarantor recognizes, acknowledges and agrees that it is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of the Purchased Assets, the Pledged Collateral or any of the collateral, security or property for the Guaranty or the Guarantor Liabilities. Guarantor acknowledges and agrees that Buyer shall not be liable for any occurrence, condition, circumstance, event, action or omission waived by Guarantor or permitted under the terms of this Guaranty.

Section 2.06    Remedies. Guarantor agrees that in the event Guarantor fails to pay its obligations hereunder when due and payable under this Guaranty, Buyer shall be entitled to (a) any and all remedies available to it under this Guaranty, the other Repurchase Documents and/or Requirements of Law, including, without limitation, all rights of set off pursuant to and in accordance with Section 6.14, (b) the benefit of all Liens heretofore, now and at any time or times hereafter granted by such Guarantor to Buyer, if any, to secure such Guarantor’s obligations hereunder and (c) interest on the Guarantor Liabilities at the Default Rate.

Section 2.07    Term of Guaranty. This Guaranty shall continue in full force and effect until the Guarantor Liabilities are fully and indefeasibly paid, performed and discharged and the Repurchase Documents are terminated in writing, subject in each case to this Section 2.07 and all provisions which expressly survive termination (whether by their terms or as set forth in the termination agreement). This Guaranty covers the Guarantor Liabilities whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Buyer in stages or installments. Notwithstanding the foregoing, this Guaranty shall remain in full force and effect and continue to be effective, or be reinstated, as the case may be, and the obligations hereunder with respect to payment of the Guarantor Liabilities shall be reinstated, revived and restored if at any time this Guaranty, the obligations of Guarantor under this Guaranty, payment and/or performance of all or any portion of the Guarantor Liabilities or any transfer by Guarantor to Buyer or any Indemnified Person in payment of all or any portion of the Guarantor Liabilities is rescinded, reduced in amount or is otherwise restored or returned by Buyer or any Indemnified Person (or Buyer or any Indemnified Person elects to do so on the advice of counsel) due to any of the foregoing being void or voidable under any Insolvency Law, including but not limited to, provisions of the Bankruptcy Code related to preferences, fraudulent conveyances, other voidable or recoverable payments of money or transfers of property or otherwise, or upon or in connection with an Insolvency Event or Insolvency Proceeding with respect to, or the insolvency of, Seller, Pledgor, any co-Guarantor or any other Person obligated on or for the Guarantor Liabilities, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, or the assignment for the benefit of creditors by, Seller, Pledgor, any co-Guarantor or such other Person or any substantial part of such Seller’s, any Pledgor’s, any co-Guarantor’s or such other Person’s property or assets, or otherwise, all as though such payments, transfer, performance or otherwise had not been made or occurred; provided, however, (i) if all or any portion of any payment, performance, transfer or otherwise is rescinded, reduced, restored or returned, the Guarantor Liabilities shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned and (ii) all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by Buyer or any Indemnified Person in connection with any of the foregoing shall be deemed to be included as a part of the Guarantor Liabilities.

Section 2.08    Survival. The provisions of this Article 2 shall survive the termination of the Repurchase Documents and the full and indefeasible payment, performance and discharge of the Guarantor Liabilities.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

From the date hereof until the Guarantor Liabilities are fully and indefeasibly paid, performed and discharged and the Repurchase Documents are terminated, each Guarantor hereby represents and warrants to Buyer (solely to the extent that it then-constitutes Guarantor hereunder) as to itself only:
Section 3.01    Guarantor. Guarantor has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Guarantor (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action to (i) own, lease and operate its properties and assets, (ii) conduct its business as presently conducted and (iii) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party. Guarantor’s exact legal name is set forth in the preamble and signature pages of this Guaranty. The fiscal year of Guarantor is the calendar year. Guarantor has no Indebtedness, Contractual Obligations, Guarantee Obligations or Investments except as permitted by Section 4.04.

Section 3.02    Repurchase Documents. Each Repurchase Document to which Guarantor is a party has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Guarantor of each Repurchase Document to which it is a party does not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantor Obligation or Contractual Obligation applicable to Guarantor or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Guarantor. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Guarantor of the Repurchase Documents to which it is a party have been obtained, effected, waived or given and are in full force and effect. There is no material litigation, proceeding or investigation pending or, to the knowledge of Guarantor, threatened, against Guarantor or any other Repurchase Party before any Governmental Authority (A) asserting the invalidity of any Repurchase Document, (B) seeking to prevent the consummation of the Repurchase Documents, any of the transactions contemplated by the Repurchase Documents or any Transaction, or (C) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect. There are no defenses, offsets, counterclaims, abatements, rights of rescission or other claims, legal or equitable, available to Guarantor or any other Repurchase Party with respect to the Repurchase Documents, the Repurchase Obligations, the Guarantor Liabilities or any other document, instrument or agreement described herein or therein, including, without limitation, the validity or enforceability of any of the foregoing.

Section 3.03    Solvency. Neither Guarantor nor any other Repurchase Party is or has ever been the subject of an Insolvency Proceeding. Guarantor and each other Repurchase Party is Solvent, and this Guaranty and the transactions contemplated under the terms of the Repurchase Documents do not and will not render Guarantor or any other Repurchase Party not Solvent. Guarantor is not entering into any of the Repurchase Documents to which it is a party with the intent to hinder, delay or defraud any creditor of Guarantor or any other Repurchase Party. Guarantor has received or will receive reasonably equivalent value for the Guarantor Liabilities, and the Guarantor Liabilities (a) will not render Guarantor not Solvent, (b) will not leave Guarantor with an unreasonably small amount of capital to conduct its business, and (c) will not cause Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature. Guarantor has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Guarantor is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 3.04    Taxes. Guarantor and each other Repurchase Party have filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, which have become due and payable, except taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Guarantor and each other Repurchase Party have paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending, or, to the knowledge of Guarantor, threatened, by any Governmental Authority which is not being contested in good faith as provided above. Neither Guarantor nor any other Repurchase Party has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of Guarantor or any other Repurchase Party not to be subject to the normally applicable statute of limitations. No tax Liens (other than Permitted Liens) have been filed against any property or assets of Guarantor or any other Repurchase Party. Guarantor does not intend to treat any Transaction as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011–4. If Guarantor determines to take any action inconsistent with such intention, it will promptly notify Buyer, in which case Buyer may treat each Transaction as subject to Treasury Regulation Section 301.6112–1 and will maintain the lists and other records required thereunder.

Section 3.05    Financial Condition. The unaudited financial statements of Guarantor and its Consolidated Subsidiaries of the fiscal quarter most recently ended, copies of which have been delivered to Buyer and certified by a Responsible Officer of Guarantor by delivery of a Compliance Certificate, are complete and correct in all material respects and present fairly the consolidated financial condition of Guarantor and its Consolidated Subsidiaries as of such date. The audited consolidated balance sheet of Guarantor and its Consolidated Subsidiaries as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited consolidated statements of income and retained earnings and cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been delivered to Buyer, are complete and correct in all material respects and present fairly the consolidated financial condition of Guarantor and its Consolidated Subsidiaries as of such date and the consolidated results of its operations and consolidated cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein. Except for Interest Rate Protection Agreements entered into in connection with Section 8.09 of the Repurchase Agreement, none of Guarantor, Pledgor or Seller has any material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivatives Contract, which is not reflected in the foregoing statements or notes. Since the date of the financial statements and other information most recently delivered to Buyer, neither Seller, Pledgor nor Guarantor has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Repurchase Documents) or acquired any property or assets (including Equity Interests of any other Person) that are material in relation to the consolidated financial condition of Guarantor or Seller.

Section 3.06    True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Guarantor, Pledgor and/or Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Guarantor, Pledgor and/or Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

Section 3.07    Compliance with Laws. Guarantor and, to the knowledge of Guarantor after due inquiry, each Affiliate of Guarantor has complied in all material respects with all Requirements of Law. Neither Guarantor, nor any Repurchase Party, nor any Subsidiaries or Parents of Guarantor, nor to the knowledge of Guarantor or any Repurchase Party, any Affiliate

of Guarantor (i) is in violation of any Sanctions or (ii) is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws. Neither Guarantor nor, to the knowledge of Guarantor after due inquiry, any Affiliate of Guarantor or other Repurchase Party (a) is, or is controlled by, an “investment company” as defined in the Investment Company Act, or is required to register as an “investment company” under the Investment Company Act, (b) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970 or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations or Guarantor Liabilities, as applicable. Guarantor and, to the knowledge of Guarantor after due inquiry, all Affiliates of Guarantor and other Repurchase Parties are in compliance with all Anti-Corruption Laws. Neither Guarantor nor, to the knowledge of Guarantor after due inquiry, any Affiliate of Guarantor or other Repurchase Party has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Guarantor, any Affiliate of Guarantor, other Repurchase Party or any other Person, in violation of any Anti-Corruption Law.

Section 3.08    Compliance with ERISA. None of the assets of Guarantor are deemed to be plan assets within the meaning of 29 C.F.R. 2510.3-101 as modified by Section 3(42) of ERISA.

Section 3.09    No Default or Material Adverse Effect. (a) No Default or Event of Default exists, (b) no default or event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of Guarantor, (c) Guarantor (i) believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents to which it is a party, and (ii) is not subject to any agreement, obligation, restriction or Requirements of Law which would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect, (d) Guarantor has no knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect, and (e) no Internal Control Event has occurred with respect to Seller, Guarantor or Pledgor and, to the knowledge of Guarantor, no Internal Control Event has occurred with respect to any Affiliate of Guarantor (other than Pledgor or Seller).

Section 3.10    No Broker. Neither Guarantor nor any Affiliate of Guarantor has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any transaction under the Repurchase Documents.

Section 3.11    Financial Covenants. Guarantor and Seller are in compliance with the Financial Covenants applicable to each.

Section 3.12    Knowledge of Guarantor. Guarantor further represents and warrants to Buyer that it has read and understands the terms of the Repurchase Documents and is familiar with and has independent knowledge of, and has reviewed the books and records regarding, Seller’s and any other Guarantor’s financial condition and affairs, the value of the Purchased Assets and the Pledged Collateral and the circumstances bearing on the risk of nonpayment or nonperformance of the Guarantor Liabilities and represents and agrees that it will keep so informed while this Guaranty is in force; provided, however, Guarantor acknowledges and agrees that it is not relying on such financial condition or collateral as an inducement to enter into this Guaranty. Guarantor agrees that Buyer shall have no obligation to investigate the financial condition or affairs of Seller or any Guarantor for the benefit of any Guarantor or to advise Guarantor of any matter relating to or arising under the Repurchase Agreement or any of the other Repurchase Documents or any fact respecting, or any change in, the financial condition or affairs of Seller that might come to the knowledge of Buyer at any time, whether or not Buyer or any Guarantor knows or believes or has reason to know or believe that any such fact or change is unknown to Guarantor or might (or does) materially increase the risk of Guarantor as guarantor or might (or would) affect the willingness of Guarantor to continue as guarantor with respect to the Guarantor Liabilities. Guarantor acknowledges and agrees that it is not relying on any explicit or implicit representation of the Buyer with respect to the financial condition or affairs of Seller or its assets as an inducement to enter into this Guaranty and that Buyer has no duty whatsoever to provide any information to Guarantor regarding the financial condition or affairs of Seller or any other Person or any of their assets.

Section 3.13    Compliance with Repurchase Documents. Guarantor (a) has delivered to Buyer all financial statements, certifications and other information and documents required to be delivered by Guarantor under the Repurchase Agreement and any other Repurchase Document and such other financial information as Buyer may from time to time reasonably require and that such financial statements and other information shall be true and correct in all material respects and fairly represent in all material respects the financial condition of such Guarantor and its Subsidiaries on the date of delivery, (b) has not sold, assigned, transferred or otherwise conveyed, in a single transaction or in a series of transactions, any material asset or portion of a material asset which would (i) result in a Material Adverse Effect, or (ii) violate the Repurchase Documents, (c) has caused Seller and Pledgor to comply with each and every agreement, obligation, duty and covenant under the Repurchase Documents and, to the extent Seller or Pledgor, as applicable, does not fulfill its applicable agreements, obligations, duties and covenants under the Repurchase Documents, Guarantor shall fulfill the same (subject to the terms and conditions of this Guaranty) and (d) has performed each and every agreement, obligation, duty and covenant under any Repurchase Document that Seller or Pledgor covenants to cause Guarantor to do or not to do.

Section 3.14    Anti-Money Laundering Laws and Anti-Corruption Laws. The operations of Guarantor and all other Repurchase Parties are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption

Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against Guarantor or any other Repurchase Party or to the knowledge of Guarantor or any other Repurchase Party, any Affiliates of Guarantor or any Repurchase Party.

Section 3.15    Sanctions. None of Guarantor, any other Repurchase Party, nor any Subsidiaries or Parents of Guarantor or any other Repurchase Party and, to the knowledge of Guarantor, no Affiliate of Guarantor or any Repurchase Party (a) is a Sanctioned Target, (b) is controlled by or is acting on behalf of a Sanctioned Target, or (c) to the best knowledge of Guarantor or any other Repurchase Party after due inquiry, is under investigation for an alleged breach of Sanctions by a Governmental Authority that enforces Sanctions.

ARTICLE 4.
COVENANTS

From the date hereof until the Guarantor Liabilities are fully and indefeasibly paid, performed and discharged and the Repurchase Documents are terminated, Guarantor shall perform and observe the following covenants, which shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists).
Section 4.01    Existence; Governing Documents; Conduct of Business. Guarantor shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents in all material respects, and (d) not modify, amend or terminate its Governing Documents in all material respects without Buyer’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) in any manner that would have a material adverse effect on this Guaranty, the rights of Buyer under the Repurchase Documents, the Purchased Assets or the Pledged Collateral. Guarantor shall (i) continue to engage in the same (and no other) general lines of business as presently conducted by it and (ii) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business.

Section 4.02    Compliance with Laws, Contractual Obligations and Repurchase Documents. Guarantor shall comply in all material respects with all Requirements of Law, including those relating to any Purchased Asset, and to the reporting and payment of taxes. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.03    Structural Changes. Guarantor shall not enter into any merger or consolidation, or adopt, file or effect a Division, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties, or permit any changes in the ownership of its Equity Interests that would result in a Change of Control, in each case of each of the foregoing, without

Buyer’s prior written consent. Guarantor shall not sell, assign, transfer or otherwise convey, in a single transaction or in a series of transactions, any material asset or portion of a material asset which would (a) result in a Material Adverse Effect, (b) result in a Change of Control of Seller, or (c) cause Seller, Pledgor or Guarantor to violate the Repurchase Documents. Guarantor shall ensure that all Equity Interests of Seller continue to be owned by Pledgor, Guarantor shall ensure that neither the Equity Interests of Seller nor any property or assets of Seller shall be pledged to any Person other than Buyer.

Section 4.04    Actions of Guarantor Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations and Liens. Upon the occurrence and during the continuance of an Event of Default, Guarantor shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Guarantor or any other Repurchase Party, whether now or hereafter outstanding, or make any other distribution in respect thereof (each, a “Distribution”), either directly or indirectly, whether in cash or property or in obligations of Guarantor or any other Repurchase Party; provided, that during an Event of Default, (a) Guarantor may distribute the minimum amount of cash required to be distributed so that Guarantor can maintain its status as a “real estate investment trust” under Sections 856 through 860 of the Code and avoid the payment of any income or excise taxes imposed under Section 857(b)(1), 857(b)(3) or 4981 of the Code and (b) Guarantor may make Distributions with respect to any dividend declared prior to such Event of Default. Guarantor shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments if entering into any such Indebtedness, Guarantee Obligations, Contractual Obligations or Investments would result in a violation of the Financial Covenants. Guarantor shall not (i) contract, create, incur, assume, grant or permit to exist any Lien on or with respect to the Purchased Assets, the Pledged Collateral, any other collateral pledged under the Repurchase Documents of any kind or any of its other assets or property (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens, or (ii) except as provided in the preceding clause (i), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing. Guarantor shall not, directly or indirectly, enter into any agreement containing any provision that would be violated or breached by any of the transactions contemplated under the Repurchase Documents, any Transaction or any Mortgage Loan Document or by the performance of Guarantor of its duties, covenants or obligations under this Guaranty. Neither Guarantor nor any Affiliate of Guarantor shall acquire or maintain any right or interest in any Purchased Asset that is senior to or pari passu with the rights and interests of Buyer under the Repurchase Documents.

Section 4.05    Delivery of Income. To the extent Guarantor or any other Repurchase Party receives any Income directly, Guarantor or other Repurchase Party shall deposit such amounts into the Waterfall Account within one (1) Business Day of receipt thereof. If any Income is received by Guarantor or any other Repurchase Party, Guarantor shall hold such Income in trust for Buyer, segregated from other funds of Guarantor, until delivered to the Waterfall Account in accordance with the terms of the Repurchase Documents. Neither Guarantor nor any other Repurchase Party shall deposit or cause to be deposited to the Waterfall

Account cash or cash proceeds other than Income or other payments required to be deposited therein under the Repurchase Documents.

Section 4.06    Delivery of Financial Statements and Other Information. Guarantor shall deliver all financial statements required by Section 8.07 of the Repurchase Agreement.

Section 4.07    Delivery of Notices. Guarantor shall within two (2) Business Days notify Buyer of the occurrence of any of the following of which Guarantor or any other Repurchase Party has knowledge (in each case to the extent Seller has not already provided notice of same to Buyer), together with a certificate of a Responsible Officer of Guarantor setting forth details of such occurrence and any action Guarantor has taken or proposes to take with respect thereto:

(a)a Representation Breach other than an Approved Representation Exception;
(b)with respect to Guarantor, any violation of Requirements of Law, a material decline in the value of the Guarantor’s assets or properties, an Internal Control Event or any other event or circumstance that could reasonably be expected to have a Material Adverse Effect;
(c)the existence of any Default, Event of Default, Servicer Event of Default or of any default under or related to any Indebtedness, Guarantor Obligation or Contractual Obligation of Guarantor;
(d)the establishment of a rating by any Rating Agency applicable to Guarantor and any downgrade in or withdrawal of such rating once established; or
(e)the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects in any material respect Guarantor or any other Repurchase Party, (ii) questions or challenges the validity or enforceability of any Repurchase Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
Section 4.08    Pledge and Security Agreement. Guarantor shall not take any direct or indirect action inconsistent with the Pledge and Security Agreement or the security interest granted thereunder to Buyer in the Pledged Collateral. Guarantor shall not permit any additional Person to acquire Equity Interests in Seller other than the Equity Interests owned by Pledgor and pledged to Buyer on the Closing Date, and Guarantor shall not permit any sales, assignments, pledges or transfers of the Equity Interests in Seller other than to Buyer.

Section 4.09    Acknowledgment. Guarantor acknowledges and agrees with the statements set forth in Article 14 of the Repurchase Agreement and agrees not to take any action or position which is inconsistent with such statements. Guarantor further acknowledges the disclosures set forth in Article 15 of the Repurchase Agreement.

Section 4.10    Compliance with Repurchase Documents; Due Diligence. Guarantor shall cause Seller and Pledgor to comply with each and every agreement, obligation, duty and covenant under the Repurchase Documents and, to the extent either Seller or Pledgor does not fulfill its agreements, obligations, duties and covenants under the Repurchase Documents, Guarantor shall fulfill the same, subject to the terms and conditions of this Guaranty. Guarantor shall perform each and every agreement, obligation, duty and covenant under any Repurchase Document that Seller or Pledgor covenants to cause Guarantor to do or not to do. Guarantor shall, or shall cause Seller and Pledgor to, take all actions reasonably required by Buyer to maintain Buyer’s first priority perfected security interest in the Purchased Assets, the Pledged Collateral and any collateral, security or property for this Guaranty and/or the Guarantor Liabilities. Guarantor shall keep informed of Seller’s and Pledgor’s financial conditions, the performance of the Purchased Assets, the financial condition of each other Guarantor and all circumstances which bear on the risk of nonpayment or nonperformance of the Guarantor Liabilities.

Section 4.11    Financial Covenants. Guarantor shall at all times comply with the following Financial Covenants for each Test Period:

(a)Minimum Liquidity. Liquidity shall, at all times, not be less than the Required Liquidity Amount.
(b)Minimum Tangible Net Worth. Tangible Net Worth for Guarantor and its Consolidated Subsidiaries that shall not be less than the sum of (i) One Billion Dollars ($1,000,000,000) plus (ii) an amount equal to seventy-five percent (75.0%) of the aggregate increases in shareholders’ equity of the Consolidated Subsidiaries of Guarantor occurring following the Closing Date by reason of the issuance and sale of Equity Interests of the Consolidated Subsidiaries of Guarantor (other than issuances to any Affiliate of Guarantor), including upon any conversion of debt securities of any member of the Consolidated Subsidiaries of Guarantor into such Equity Interests (the “Increase Amount”), minus (iii) the aggregate amount of any redemption, retirement, surrender, defeasance, repurchase, purchase or similar transaction or acquisition for value on account of any Equity Interests in any member of the Consolidated Subsidiaries of Guarantor following the Closing Date; provided that such aggregate amount does not exceed the Increase Amount.
(c)Maximum Leverage Ratio. The ratio of Total Indebtedness to its Total Equity may not exceed 4.00 to 1.00.
(d)Minimum EBITDA/Net Interest Expense. The ratio of (i) EBITDA for Guarantor and its Consolidated Subsidiaries the period of twelve (12) consecutive months ended on the last day of the applicable fiscal quarter to (ii) Interest Expense for Guarantor and its Consolidated Subsidiaries such period shall not be less than 1.40 to 1.00.
Section 4.12    Most Favored Nations. If Guarantor or any of its Subsidiaries has or incurs additional Indebtedness, or, on or after the Closing Date, amends, or permits any of its

Subsidiaries to amend, the documentation for any such Indebtedness, so as to either (i) require or incorporate additional financial covenants on Guarantor (beyond those set forth in Section 4.11), or (ii) amend covenants of the type set forth in Section 4.11 in such a way as to make any such covenant more restrictive than provided for herein, Guarantor shall promptly (but in no event later than three (3) Business Days thereafter) notify Buyer of such occurrence and such revised and/or additional financial covenants shall automatically be incorporated by reference into this Guaranty without the need for further action by any party whatsoever (provided, however, Buyer may require that Guarantor amend this Guaranty to reflect such changes and the other Repurchase Parties shall consent thereto). Thereafter, Buyer shall have a separate and independent right to enforce such revised and/or additional covenants. If such Indebtedness is repaid in full or the documentation of such Indebtedness terminates and is no longer binding upon Guarantor or any of its Subsidiaries, then Guarantor may deliver a notice to Buyer with evidence satisfactory to Buyer to confirm that such Indebtedness has been repaid in full or otherwise terminated and may request that Buyer confirm that such additional financial covenants previously incorporated into this Guaranty no longer apply to this Guaranty and such financial covenants shall revert back to the financial covenants set forth in this Guaranty prior to the Indebtedness that has been repaid in full or otherwise terminated.

Section 4.13    Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(a)The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(b)Guarantor shall, and Guarantor shall cause each of the other Repurchase Parties to: (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(c)The repurchase of any Purchased Asset or any other payment due to Buyer under this Guaranty or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause Guarantor or any other Repurchase Party or to the knowledge of Guarantor or any other Repurchase Party, any Affiliates of Guarantor or any other Repurchase Party to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(d)With respect to the Purchased Assets that were originated by Seller or any Affiliate of Seller, Guarantor shall cause Seller to conduct the customer identification and customer due diligence required in connection with the origination of each Purchased Asset for purposes of complying with all Anti-Money Laundering Laws, and will maintain sufficient information to identify each such customer for purposes of such Anti-Money Laundering Laws.

Section 4.14    Compliance with Sanctions. The proceeds of any Transaction under the Repurchase Documents will not, directly or indirectly, be used to lend, contribute, or otherwise be made available: (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. Seller or Guarantor shall notify Buyer in writing not more than three (3) Business Days after becoming aware of any breach of Section 3.15 or this Section 4.14.

Section 4.15    Further Assurances and Deliverables. Guarantor shall, and Guarantor shall cause each other Repurchase Party to, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable “Know Your Customer” due diligence checks.

ARTICLE 5.
EXPENSES

Section 5.01    Expenses. Guarantor shall within three (3) Business Days on demand pay to or as directed by Buyer reasonable third-party, out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, this Guaranty and the other Repurchase Documents, and (b) the enforcement of and the exercise of remedies with respect to the Repurchase Documents or this Guaranty or the payment or performance of the Repurchase Obligations or any Guarantor Liabilities, and such expenses shall be included in the Guarantor Liabilities. This Section 5.01 shall survive the termination of the Repurchase Documents and the full and indefeasible payment, performance and discharge of the Guarantor Liabilities.

ARTICLE 6.
MISCELLANEOUS PROVISIONS

Section 6.01    Governing Law. This Guaranty and any claim, controversy or dispute arising under or related to or in connection with this Guaranty, the relationship of the parties and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York, without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

Section 6.02    Submission to Jurisdiction; Service of Process. Guarantor irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and Guarantor irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by Requirements of Law, in such federal court.

Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Requirements of Law. Nothing in this Guaranty or the other Repurchase Documents shall affect any right that Buyer or any Indemnified Person may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Guarantor or its properties in the courts of any jurisdiction. Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Guarantor irrevocably consents to service of process in the manner provided for notices in Section 6.11. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Requirements of Law.

Section 6.03    IMPORTANT WAIVERS.

(a)GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON. FOR AVOIDANCE OF DOUBT, THE FOREGOING SHALL NOT BE DEEMED A WAIVER OF ANY DIRECT CLAIM SELLER MAY HAVE AGAINST BUYER.
(b)TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, GUARANTOR AND BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN IT AND ANY INDEMNIFIED PERSON, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, PLEDGED COLLATERAL, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN IT AND ANY INDEMNIFIED PERSON, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY OR ANY INDEMNIFIED PERSON. GUARANTOR WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
(c)TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, GUARANTOR AND BUYER EACH HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO,

ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO PARTY TO ANY OF THE REPURCHASE DOCUMENTS NOR ANY INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.
(d)GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN SECTION 2.03, SECTION 2.04 OR THIS SECTION 6.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL– ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.
(e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
(f)THE WAIVERS IN SECTION 2.03, SECTION 2.04 OR THIS SECTION 6.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(g)[RESERVED]
(h)THE PROVISIONS OF THIS SECTION 6.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE FULL AND

INDEFEASIBLE PAYMENT, PERFORMANCE AND DISCHARGE OF THE GUARANTOR LIABILITIES.
Section 6.04    Integration. Guarantor acknowledges that the Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Persons party thereto relating to a sale and repurchase of Purchased Assets, the pledge of the Pledged Collateral and the Guarantor’s guaranty of the Guarantor Liabilities and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Persons party thereto relating to the subject matter thereof.

Section 6.05    Survival and Benefit of Guarantor’s Agreements. This Guaranty shall be binding on and shall inure to the benefit of Buyer, Guarantor and their successors and permitted assigns. All of Guarantor’s representations, warranties, agreements and indemnities in this Guaranty, and all other provisions in this Guaranty that, by their terms, expressly survive the termination of the Repurchase Documents, shall survive the termination of the Repurchase Documents and the full and indefeasible payment, performance and discharge of the Guarantor Liabilities and the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns and Participants under Section 18.08 of the Repurchase Agreement. No other Person shall be entitled to any benefit, right, power, remedy or claim under this Guaranty.

Section 6.06    Cumulative Rights. All rights of Buyer hereunder or otherwise arising under the Repurchase Documents or any documents executed in connection with or as security for the Guarantor Liabilities or under Requirements of Law are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting, limiting or impairing any other right of Buyer and without limiting, affecting or impairing the liability of Guarantor.

Section 6.07    Usury. Notwithstanding any other provision contained herein to the contrary, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount that Guarantor may be required or permitted to pay pursuant to any Requirements of Law. In the event any such interest is collected, it shall be applied in reduction of Guarantor’s obligations hereunder, and the remainder of such excess collected shall be returned to Guarantor once such obligations have been fully satisfied.

Section 6.08    Assignments.

(a)Guarantor shall not sell, assign, delegate or transfer any of its rights, Guarantor Liabilities or any other duties or obligations under this Guaranty or the other Repurchase Documents without the prior written consent of Buyer (which may be granted or withheld in Buyer’s discretion), and any attempt by Guarantor to do so without such consent shall be null and void.

(b)Buyer may at any time sell, assign, delegate or transfer any of its rights and/or obligations under this Guaranty and/or the Guarantor Liabilities to the extent permitted by Section 18.08 of the Repurchase Agreement.
(c)Guarantor shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, this Guaranty to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of this Guaranty in a manner adverse to Guarantor without the consent of Guarantor, such consent not to be unreasonably withheld, conditioned or delayed.
Section 6.09    Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents shall be kept confidential and shall not be disclosed by Guarantor to any Person except (a) to the Affiliates of Guarantor or its or their respective directors, officers, employees, agents, advisors, attorneys and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of Guarantor or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, the Purchased Assets, the Pledged Collateral, the Mortgage Loan Documents or Underlying Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) to the extent required in connection with any litigation between the parties in connection with any Repurchase Document or (g) to any actual or prospective Participant, assignee, pledge transferee or Hedge Counterparty which agrees to comply with this Section 6.09; provided, that no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent a summary would suffice, and any such disclosure shall redact all pricing and other economic terms set forth therein to the extent such disclosure can be satisfied by a redacted copy of such Repurchase Document. This Section 6.09 shall survive the termination of the Repurchase Documents and the full and indefeasible payment, performance and discharge of the Guarantor Liabilities.

Section 6.10    No Implied Waivers; Amendments. Guarantor agrees that no failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. Guarantor further agrees the rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by Requirements of Law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of this Guaranty shall be effective without the signed agreement of Guarantor and Buyer. Any waiver or consent under the

Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 6.11    Notices and Other Communications. Unless otherwise provided in this Guaranty, all notices, consents, approvals, requests and other communications required or permitted to be given to a party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email, if also sent by one of the foregoing to the address for such party set forth below or such other address as such party shall specify from time to time in a notice to the other party. Any of the foregoing communications shall be effective when delivered on a Business Day (or if not a Business Day, on the next Business Day thereafter). A party receiving a notice that does not comply with the technical requirements of this Section 6.11 may elect to waive any deficiencies and treat the notice as having been properly given.

If to Initial Guarantor:
CIM Real Estate Finance Trust, Inc.
c/o CIM Group
540 Madison Avenue, 8th Floor
New York, New York 10022
Attention:     Dan Shapiro
Email:     dschapiro@cimgroup.com

CIM Real Estate Finance Trust, Inc.
c/o CIM Group
2398 E Camelback Rd., 4th Floor
Phoenix, AZ 85016
Attention:     Mark Stern
Email:     Mstern@cimgroup.com

CIM Real Estate Finance Trust, Inc.
c/o CIM Group
4700 Wilshire Boulevard
Los Angeles, California 90010
Attention:     General Counsel
Email:     generalcounsel@cimgroup.com
with a copy to:
Dechert LLP
Three Bryant Park
1095 Avenue of the Americas
New York, New York 10036-6797
Attention:    Laura Ciabarra
Email:    laura.ciabarra@dechert.com

with a copy to:
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attention:     Jonathan Gaynor
Email:     jonathan.gaynor@dechert.com
If to Replacement Guarantor:
CIM Commercial Lending REIT
c/o CIM Group
540 Madison Avenue, 8th Floor
New York, New York 10022
Attention:     Dan Shapiro
Email:     dschapiro@cimgroup.com

CIM Commercial Lending REIT
c/o CIM Group
2398 E Camelback Rd., 4th Floor
Phoenix, AZ 85016
Attention:     Mark Stern
Email:     Mstern@cimgroup.com

CIM Commercial Lending REIT
c/o CIM Group
4700 Wilshire Boulevard
Los Angeles, California 90010
Attention:     General Counsel
Email:     generalcounsel@cimgroup.com
with a copy to:
Dechert LLP
Three Bryant Park
1095 Avenue of the Americas
New York, New York 10036-6797
Attention:    Laura Ciabarra
Email:    laura.ciabarra@dechert.com

with a copy to:
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attention:     Jonathan Gaynor
Email:     jonathan.gaynor@dechert.com
If to Buyer:
Wells Fargo Bank, National Association
550 S Tryon St., 22nd Floor
MAC D1086-220
Charlotte, North Carolina 28202-4200
Attention: H. Lee Goins III
Email: lee.goins@wellsfargo.com
with a copy to:
Mayer Brown LLP
300 South Tryon Street, Suite 1800
Charlotte, North Carolina 28202
Attention:    Jeffrey W. O’Neale, Esq.
Email:        joneale@mayerbrown.com
Section 6.12    Counterparts; Electronic Transmission. This Guaranty may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. Guarantor agrees that this Guaranty, any documents to be delivered pursuant to this Guaranty, any other Repurchase Document and any notices hereunder may be transmitted between the parties by email and/or facsimile. Guarantor intends that faxed signatures and electronically imaged signatures such as pdf files shall constitute original signatures and are binding on Guarantor.

Section 6.13    No Personal Liability. Notwithstanding anything contained in the Repurchase Documents, no administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Guarantor (excluding Guarantor in its capacity as Guarantor under this Guaranty), Seller, Pledgor, Buyer or any Indemnified Person, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer and Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 6.13 shall survive the termination of the Repurchase Documents and the full and indefeasible payment, performance and discharge of the Guarantor Liabilities.

Section 6.14    Set-off.

(a)In addition to any rights now or hereafter granted under the Repurchase Documents, any Requirements of Law or otherwise, and not by way of limitation of such rights, Guarantor, hereby grants to Buyer and each Indemnified Person, to secure repayment of all amounts owing to Buyer by Guarantor under this Guaranty, a right of set– off, upon any and all of the following: monies, securities, collateral or other property of Guarantor and any proceeds from the foregoing, now or hereafter held or received by Buyer or any Indemnified Person for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Guarantor at any time existing, and any obligations owed by Buyer or any other Indemnified Person to Guarantor and to set–off against any Guarantor Liabilities or Indebtedness owed by Guarantor and any Indebtedness owed by Buyer or any other Indemnified Person to Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation, and in each case at any time held or owing by Buyer or any Indemnified Person to or for the credit of any Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable to Guarantor by Buyer or any Indemnified Person under the Repurchase Documents, the Guarantor Liabilities or otherwise or upon the occurrence of an Event of Default, without notice to Guarantor or any other Repurchase Party, any such notice being expressly waived by Guarantor and each other Repurchase Party to the extent permitted by Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by Guarantor under this Guaranty and the Guarantor Liabilities, irrespective of whether Buyer or any Indemnified Person shall have made any demand under this Guaranty and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Guarantor shall be deemed directly indebted to Buyer in the full amount of all amounts owing to Buyer by Guarantor under this Guaranty and the Guarantor Liabilities, and Buyer shall be entitled to exercise the rights of set-off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR THE OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE AMOUNTS OWING TO BUYER OR ANY OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY GUARANTOR.
(b)Buyer or any Indemnified Person shall promptly notify Guarantor after any such set–off and application made by Buyer or such Indemnified Person; provided, that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set–off in respect of the estimate, subject to the relevant Person party hereto accounting to the other Person party hereto when the amount or obligation is ascertained. Nothing in this Section 6.14 shall be effective to create a charge or other security interest. This Section 6.14 shall be without prejudice and in addition to any right of set–off, combination of accounts, Lien or other rights to which Buyer or any Indemnified Person party hereto is at any time otherwise entitled.
Section 6.15    Guarantor’s Waiver of Set-off. Guarantor hereby waives any right of setoff it may have or to which it may be or become entitled under the Repurchase Documents, Requirements of Law or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties, in each case, as such right of set-off relates to the Repurchase Documents.

Section 6.16    Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to Guarantor and any other Repurchase Party, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Guarantor, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Guarantor and any other Repurchase Party, the Mortgage Loan Documents and the Servicing Files. Guarantor shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller, Guarantor and Pledgor for the purpose of answering questions of Buyer concerning any of the foregoing. Guarantor shall pay all costs and expenses (including legal fees and expenses) incurred by Buyer in connection with Buyer’s activities pursuant to this Section 6.16.

Section 6.17    Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of Guarantor under the Repurchase Documents.

Section 6.18    Severability. Each provision of this Guaranty shall be valid, binding and enforceable to the fullest extent permitted by Requirements of Law. In case any provision in or obligation, duty, covenant or agreement under this Guaranty or the other Repurchase Documents shall be invalid, illegal or unenforceable in any jurisdiction (either in its entirety or as applied to any Person, fact, circumstance, action or inaction), the validity, legality and enforceability of the remaining provisions, obligations, duties, covenants and agreements, or of such provision, obligation, duty, covenant or agreement in any other jurisdiction or as applied to any Person, fact, circumstance, action or inaction, shall not in any way be affected or impaired thereby.

Section 6.19    Headings; Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules, exhibits and annexes (if any) attached hereto and referred to herein shall constitute a part of this Guaranty and are incorporated into this Guaranty for all purposes.

Section 6.20    Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.21    Additional Liability of Guarantor. If Guarantor is or becomes liable for any Indebtedness owing by Seller or Pledgor to Buyer by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed and such Guarantor’s liability hereunder shall not be in any manner impaired or reduced thereby.

Section 6.22    Bankruptcy Code Waiver. In the event that Seller or Pledgor becomes a debtor in any proceeding under the Bankruptcy Code, Guarantor shall not be deemed to be a “creditor” (as defined in Section 101 of the Bankruptcy Code) of Seller or Pledgor, by reason of the existence of this Guaranty, and in connection herewith, Guarantor hereby waives any such right as a “creditor” under the Bankruptcy Code. This waiver is given to induce Buyer to enter into the transactions contemplated by the Repurchase Documents. After the Guarantor Liabilities are fully and indefeasibly paid, performed and discharged, and the Repurchase Documents are terminated, this waiver shall be deemed to be terminated.

Section 6.23    Action by Affiliates. No encumbrance, assignment, leasing, subletting, sale or other transfer by Seller, Pledgor or any Affiliate of the foregoing of any of Seller’s, Pledgor’s or any Affiliate of the foregoing’s assets or property or Division of Seller, Pledgor or any Affiliate of the foregoing, shall operate to extinguish or diminish the liability of Guarantor under this Guaranty.

Section 6.24    Subordination.

(a)As used in this Guaranty, the term “Guarantor Claims” shall mean all debts, liabilities and other Indebtedness of Seller or any other Repurchase Party to Guarantor, whether such debts, liabilities and other Indebtedness now exist or are hereafter incurred or arise, or whether the obligations of such Seller or any other Repurchase Party thereon be direct, contingent, primary, secondary, joint, several, joint and several, or otherwise, and irrespective of whether such debts, liabilities or other Indebtedness be evidenced by note, contract, open account or otherwise, and irrespective of the Person or Persons in whose favor such debts, liabilities or other Indebtedness may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Seller or any other Repurchase Party (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guarantor Liabilities. All Guarantor Claims are and shall be subordinate to the Guarantor Liabilities.
(b)In the event of any Insolvency Proceedings involving Guarantor as debtor, Buyer shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian distributions, dividends and any payments which would otherwise be payable upon Guarantor Claims to the extent of any sums owed by Guarantor hereunder. Guarantor hereby assigns such distributions, dividends and payments to Buyer. Should Buyer receive, for application upon the Guarantor Liabilities, any such distribution, dividend or payment which is otherwise payable to Guarantor, and which, as between Seller, any other Repurchase Party on the one hand and Guarantor on the other, shall constitute a credit upon Guarantor Claims, then upon payment to Buyer in full of the Repurchase Obligations, Guarantor shall become subrogated to the rights of Buyer to the extent that such payments to Buyer on Guarantor Claims have contributed toward the liquidation of the Repurchase Obligations, and such subrogation shall be with respect to that proportion of the Repurchase Obligations which would have been unpaid if Buyer had not received distributions, dividends or payments upon Guarantor Claims.
(c)In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Buyer an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them within two (2) Business Days to Buyer, and Guarantor covenants to pay the same to Buyer.
(d)Guarantor agrees that any claims, charges or Liens against Seller or any other Repurchase Party and/or such Seller’s or such other Repurchase Party’s assets and property with respect to Guarantor Claims shall be and remain inferior and subordinate in right of payment and priority to any claims, charges or Liens of Buyer against Seller or any other Repurchase Party and/or such Seller’s or such other Repurchase Party’s assets and property, regardless of whether such claims, charges or Liens in favor of Guarantor or Buyer presently exist or are hereafter created or attach. Without Buyer’s prior written consent (which may be granted or withheld in its discretion), Guarantor agrees that until the Guarantor Liabilities shall have been indefeasibly paid in full and the Repurchase Documents have been terminated, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Seller or any other Repurchase Party, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any Insolvency Proceeding) to enforce any claims, charges, Liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances against Seller or any other Repurchase Party or the assets or property of Seller or any other Repurchase Party held by Guarantor.
Section 6.25    Commercial Transaction. To induce Buyer to accept this Guaranty and enter into the transactions evidenced by and secured by the Repurchase Documents, Guarantor agrees that said transactions are commercial and not consumer transactions.

Section 6.26    Taxes. The provisions of Section 12.06 of the Repurchase Agreement shall be equally applicable to Guarantor, mutatis mutandis, and any payments made under this Guaranty.

Section 6.27    Patriot Act Notice. Buyer hereby notifies Guarantor that Buyer is required by the Patriot Act to obtain, verify and record information that identifies Guarantor.

Section 6.28    Safe Harbor. The Parties intend and hereby agree (a) for this Guaranty and each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments under the Repurchase Documents are deemed “margin payments” or “settlement payments,” as defined in Section 101 of the Bankruptcy Code, (b) for the grant of a security interest set forth in Article 11 of the Repurchase Agreement to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code, (c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant” or other entity listed in Sections 555, 559 or 362(b)(6) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “securities contract” and a “master netting agreement,” including (i) the rights, set forth in Articles 10 and 14 of the Repurchase Agreement and in Sections 555, 559 and 561 of the Bankruptcy Code, to accelerate the Repurchase Obligations, to liquidate the Purchased Assets and terminate the Repurchase Agreement and this Guaranty, and (ii) the right to offset or net out as set forth in Articles 10 and 14 and Section 18.17 of the Repurchase Agreement, in Section 6.14 hereof and in Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code, and (d) for this Guaranty to constitute a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.

Section 6.29    Joint and Several Liability.

(a)At all times during which there is more than one (1) Guarantor under this Guaranty, the liability of each Guarantor shall be joint and several and the joint and several obligations of each Guarantor under this Guaranty and the other Repurchase Documents (a) (i) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all the Guarantee Obligations shall have been satisfied and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (ii) until such payment has been made and such obligations satisfied, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of Seller, Buyer, or Guarantor, (A) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations or agreements of Seller or Guarantor under the Repurchase Agreement or any Repurchase Document, (B) the failure to give notice to Seller or Guarantor of the occurrence of an Event of Default under any of the Repurchase Documents, (C) the release, substitution or exchange by Buyer of any or all of the Purchased Assets or the Guarantee Obligations (in each case, whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any non-perfection or other impairment of collateral, (D) the release of any Person primarily or secondarily liable for all or any part of the Guarantee Obligations, whether by Buyer or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of Seller or Guarantor, or any other Person who, or any of whose property or assets, shall at the time in question be obligated in respect of the Guarantee Obligations or any part thereof, or (E) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 6.29, result in the release or discharge of one or both of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Repurchase Agreement or the Repurchase Documents; (b) each Guarantor expressly agrees that Buyer shall not be required first to initiate any suit or to exhaust its remedies against Seller, Guarantors, or any other Person to become liable, or against any of the Purchased Assets, or the Guarantee Obligations, in order to enforce this Guaranty or the Repurchase Documents and each Guarantor expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Guarantor shall be and remain directly and primarily liable for all sums due under this Guaranty or any of the Repurchase Documents; and, (c) on disposition by Buyer of any property encumbered by any Purchased Assets, or the Guarantee Obligations, each Guarantor shall be and shall remain jointly and severally liable for any deficiency.

(b)Each Guarantor hereby agrees that, to the extent the other Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against the other Guarantor which has not paid its proportionate share of such payment; provided, however, that the provisions of this Section 6.29(b) shall in no respect limit the obligations and liabilities of each Guarantor to Buyer, and, notwithstanding any payment or payments made by a Guarantor (the “Paying Guarantor”) hereunder or any set-off or application of funds of the Paying Guarantor by Buyer, the Paying Guarantor shall not be entitled to be subrogated to any of the rights of Buyer against the other Guarantor or any collateral security or guarantee or right of offset held by Buyer, nor shall the Paying Guarantor seek or be entitled to seek any contribution or reimbursement from the other Guarantor in respect of payments made by the Paying Guarantor hereunder, until all amounts owing to Buyer by the Guarantors under this Guaranty and the other Repurchase Documents are paid in full. If any amount shall be paid to the Paying Guarantor on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the Paying Guarantor in trust for Buyer, segregated from other funds of the Paying Guarantor, and shall, forthwith upon receipt by the Paying Guarantor, be turned over to Buyer, in the exact form received by the Paying Guarantor (duly indorsed by the Paying Guarantor to Buyer, if required), to be applied against amounts owing to Buyer by Guarantor under this Guaranty and the other Repurchase Documents, whether matured or unmatured, in such order as Buyer may determine in its discretion.
Section 6.30    Successive Actions. A separate right of action hereunder shall arise each time Buyer acquires knowledge of any matter indemnified or guaranteed by Guarantor under this Guaranty. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Guarantor hereby waives and covenants not to assert any defense in the nature of splitting causes of action or merger of judgments.

Section 6.31    Replacement Guarantor. Subject to the satisfaction of the following terms and conditions, Replacement Guarantor shall become the sole Guarantor under this Guaranty (the “Guarantor Replacement Event”):

(a)Initial Guarantor shall no longer indirectly own greater than fifty percent (50%) of the Capital Stock of Seller;
(b)Replacement Guarantor shall have provided evidence satisfactory to Buyer that Replacement Guarantor would independently comply with the Financial Covenants which would apply after giving effect to the Guarantor Replacement Event; and
(c)no Event of Default or monetary or material non-monetary Default has occurred and is continuing.

Upon satisfaction of the foregoing conditions, Replacement Guarantor shall become the sole “Guarantor” under this Guaranty and Initial Guarantor shall be released from its obligations hereunder and shall no longer be a “Guarantor” hereunder. Following the occurrence of the Guarantor Replacement Event as provided for herein, at Initial Guarantor’s or Replacement Guarantor’s request, Buyer shall confirm in writing that the Guarantor Replacement Event has occurred but the failure of Buyer to provide such written confirmation shall not affect whether or not the Guarantor Replacement Event has occurred.
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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first written above.

INITIAL GUARANTOR:	CIM REAL ESTATE FINANCE TRUST, INC.,
a Maryland corporation

By: /s/ Nathan D. DeBacker
Name: Nathan D. DeBacker
Title: Chief Financial Officer, Principal Accounting Officer and Treasurer

STATE OF ARIZONA
CITY/COUNTY OF MARICOPA
I HEREBY CERTIFY that on this 12th day of August 2025 before me, the undersigned, a Notary Public in and for the state of Arizona, personally appeared Nathan D. DeBacker known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he is the Chief Financial Officer, Principal Accounting Officer and Treasurer of CIM Real Estate Finance Trust,. Inc., a Maryland corporation, the within Guarantor, and being authorized to do so, executed the same for the purposes therein contained.
IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal
/s/ Marie Blake
Notary Public
My Commission Expires: June 28, 2029

[Signature Page to Guaranty and Subordination Agreement (Wells Fargo/CLR)]

REPLACEMENT GUARANTOR:	CIM COMMERCIAL LENDING REIT,
a Maryland statutory trust

By: /s/ Nathan D. DeBacker
Name: Nathan D. DeBacker
Title: Chief Financial Officer

STATE OF ARIZONA
CITY/COUNTY OF MARICOPA
I HEREBY CERTIFY that on this 6th day of August 2025 before me, the undersigned, a Notary Public in and for the state of Arizona personally appeared Nathan D. DeBacker known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he is the CFO of CIM Commercial Lending REIT, a Maryland statutory trust, the within Guarantor, and being authorized to do so, executed the same for the purposes therein contained.
IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal
/s/ Marie Blake
Notary Public
My Commission Expires: June 28, 2029

[Signature Page to Guaranty and Subordination Agreement (Wells Fargo/CLR)]